HERMAN MILLER, INC. 2011 LONG-TERM INCENTIVE PLAN
EBITDA PERFORMANCE SHARE UNIT AWARD

This certifies that Herman Miller, Inc. (the "Company") has on ____________ (the "Award Date"), granted to                      (the "Participant") an award (the "Award") of ______________ Performance Share Units (the "Target Performance Shares") pursuant to and under the Herman Miller, Inc. 2011 Long-Term Incentive Plan (the "Plan") and subject to the terms set forth in this document. A copy of the Plan Prospectus has been delivered to the Participant and a copy of the Plan is available from the Company on request. The Plan is incorporated into this Award by reference, and in the event of any conflict between the terms of the Plan and this Award, the terms of the Plan will govern. Any terms not defined herein will have the meaning set forth in the Plan.

1.    Definitions.

(a)    "Actual Performance Shares" means the number of Performance Shares determined in accordance with subsection (b) (c) or (d) of Section 2 and payable to the Participant under Section 3 of this Award.

(b)    "Average EBITDA" means the sum of the Company's EBITDA for each Year of the Performance Period divided by 3.

(c)    "Award Agreement" means the terms and conditions of the Award set forth in this agreement.

(d)    "Common Stock" means the Company's $.20 par value per share common stock.

(e)    "EBITDA" means the Company's earnings calculated before charges for interest, taxes, depreciation and amortization as determined by the Committee.

(f)    "Performance Period" means the period of three (3) consecutive Years beginning with the Year of the Award Date or in the event of a Shortfall, the Alternate Performance Period, if any approved by the Committee or in the event of a Change in Control, the Adjusted Performance Period provided in Section 2(d)(ii).

(g)    "Performance Share" means the right to receive one (1) share of Common Stock subject to certain restrictions and on the terms and conditions contained in this Award and the Plan.

(h)    "Retirement" means retirement under the Company's qualified retirement plans.

(i)“Vesting Period” means the period of thirty-six (36) consecutive months after the Award Date, or in the event of a Shortfall, the end of the Alternate Performance Period.

(j)    "Year" means the fiscal year of the Company.

2.    Determination of Actual Performance Shares. The Actual Performance Shares in which the Participant will be eligible to vest will be as determined under this Section 2.

(a)    Determination of Average EBITDA. Within ninety (90) days of the end of each Year of the Performance Period, the Committee will determine the EBITDA achieved during the just ended Year, and at the end of the Performance Period will determine the Average EBITDA.

(b)    Calculation of Actual Performance Shares. Except as provided in Section (e) or (d) below, the Committee, within ninety (90) days after the end of the Performance Period, will determine the number of Actual Performance Shares in which the Participant will be eligible to vest according to the following:

(i)    If the Average EBITDA is $209 million or greater but less than $223 million the Actual Performance Shares will be equal to the Target Performance Shares;

(ii)    If the Average EBITDA is $223 million or greater but less than $238 million, the Actual Performance Shares will be equal to 150% of the Target Performance Shares

(iii)    If the Average EBITDA is $238 million or greater, the Actual Performance Shares will be equal to 200% of the Target Performance Shares;

(iv)    If the Average EBITDA is less than $209 million but greater than $194 million then the Actual Performance Shares will be equal to 50% of the Target Performance Shares;

(v)    If the Average EBITDA is $194 million or less but greater than or equal to $190 then the Actual Performance Shares will be equal to 34% of the Target Performance Shares; and

(vi)    If the Average EBITDA is less than $190 million a Shortfall shall be deemed to occur, and except as provided in subsection (c) below, the Actual Performance Shares will be zero (0).

(c)    Alternate Performance Period in the Event of a Shortfall. If a Shortfall occurs, the Committee, in its sole discretion, may elect to determine the Target Performance Shares based upon the Alternate Performance Period. If the Committee elects to exercise that discretion, (i) the Alternate Performance Period shall be the ' three (3) consecutive Years beginning with the first day of the Company's 2015 Year and (ii) the Actual Performance Shares shall be equal to 34% of the Target Performance Shares if Average EBITDA equals or exceeds $194 million during the Alternate Performance Period.

(d)    Calculation of Actual Performance Shares after a Change in Control. If a Change in Control occurs, the Committee will determine the Participant's Actual Performance Shares in accordance with Section 2(a), subject to the following:

(i)    The Committee will adjust the EBITDA for the Year in which the Change in Control occurs by multiplying the EBITDA actually achieved for that Year by a fraction, the numerator of which is the number of days in the period beginning of the first day of the Year and ending on the day prior to the effective date of the Change in Control, and the denominator of which is 365.

(ii) The Performance Period will end (the "Adjusted Performance Period") on the effective date of the Change in Control. The Committee will determine the Average EBITDA by adding the EBITDA for each Year of the Adjusted Performance Period and dividing the sum by the number of whole or partial Years in the Adjusted Performance Period.

3.    Adjustments to Target Performance Shares.

(a)    In the event that the Participant's employment with the Company or a Subsidiary terminates prior to the end of the Performance Period due to:

(i) Death;

(ii) Disability; or

(iii) Termination of Employment by the Company or a Subsidiary without Cause,

then the Participant's Target Performance Shares will be adjusted by multiplying the Participant's Target Performance Shares granted in this Award by a fraction, the numerator of which is the number of full calendar months, beginning on the first day of the Year of the Award Date and ending on the date on which the event described in Section 3(a) occurs, and the denominator of which is 36.

(b)    In the event that the Participant's employment with the Company or a Subsidiary terminates prior to the end of the Performance Period due to Retirement, the Participant's Target Performance Shares will be adjusted as follows:

(i)    If the Participant's Retirement occurs during the first Year of the Performance Period, the Participant's Target Performance Shares will be adjusted by multiplying the Participant's Target Performance Shares granted in this Award by a fraction, the numerator of which is the number of full calendar months, beginning on the first day of the Year of the Award Date and ending on the date of the Participant's Retirement, and the denominator of which is 12; and

(ii)    No adjustment to the Participant's Target Performance Shares will be made if the Participant's Retirement occurs during the second or third Year of the Performance Period or during the Alternate Performance Period.

4.    Vesting.

(a)    Except as provided in Section 3 and 10 of this Award Agreement, and subject to the terms and conditions of this Award Agreement and the Plan, (i) the Participant's Actual Performance Shares will vest and become non-forfeitable at the expiration of the Vesting Period, if the Participant remains continuously employed by the Company or a Subsidiary through the last day of the Performance Period; and (ii) if' Participant ceases to be employed by the Company or a Subsidiary through the last day of the Performance Period, then Participant's rights to all of the Target Performance Shares granted in this Award will be immediately and irrevocably forfeited.

(b)    Notwithstanding the provisions of Section 4(a) above, the Participant's Actual Performance Shares will vest and become non-forfeitable, except for reasons described in Section 10(b), at the expiration of the Performance Period, in the event that the Participant's employment with the Company or a Subsidiary terminates prior to the end of the Performance Period due to any of the following:

(i)    Retirement;

(ii)    Death;

(iii)    Disability; or

(iv)    Termination of Employment by the Company or a Subsidiary without Cause.

(c)    For purposes of this Section 4, a Participant who begins an approved leave of absence from the Company or a Subsidiary after the Award Date and who returns to employment with the Company or a Subsidiary prior to the last day of the Vesting Period or prior to any of the events described in Section 4(b), above, following the leave of absence, will be considered to be continuously employed during the leave of absence.

(d)    Notwithstanding the provisions of Section 4(a), above, the Participant's Actual Performance Shares will vest and become non-forfeitable upon the effective date of a Change in Control.

5.    Rights of the Participant with Respect to Performance Shares.

(a)    No Shareholder Rights. The Performance Shares granted pursuant to this Award as provided herein are a contingent right to receive Common Stock in the future, are not issued shares of Common Stock and do not and will not entitle Participant to any rights of a shareholder of Common Stock, including the right to vote or receive dividends. The rights of the Participant with respect to the Performance Shares will remain forfeitable at all times prior to the end of the Performance Period as provided in this Award Agreement and the Plan. Prior to conversion of Performance Shares into Common Stock, such Performance Shares will represent only an unsecured obligation of the Company.

(b)    Conversion of Performance Shares; Issuance of Common Stock. No shares of Common Stock will be issued to Participant prior to the date on which the Performance Shares vest and the restrictions with respect to the Performance Shares lapse. Neither this Section 5(b) nor any action taken pursuant to or in accordance with this Section 5(b) will be construed to create a trust of any kind. After any Performance Shares vest and any tax withholding obligations related to such Performance Shares have been satisfied pursuant to Section 9, the Company will, within 60 days thereafter, cause to be issued to the Participant or the Participant's legal representatives, beneficiaries or heirs, as the case may be, a stock certificate or book entry representing the number of shares of Common Stock in payment of such vested whole Performance Shares, unless a valid deferral has been made pursuant to Section 8, in which case such distribution will be made within 60 days after the date to which distribution has been deferred. The value of any fractional Performance Share will be paid in cash at the time certificates are delivered to Participant in payment of the Performance Shares based on the Fair Market Value of a share of Common Stock on the day preceding the date of distribution.

6.    Restriction on Transfer.

(a)    The Performance Shares and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company. In additional, during any Restricted Period no shares of Common Stock issued pursuant to this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the Performance Shares upon the death of Participant.

(b)    No transfer by will or the applicable laws of descent and distribution of any Performance Shares that vest by reason of Participant's death will be effective to bind the Company unless the Committee will have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

7.    Adjustments to Performance Shares for Certain Corporate Transactions. Adjustments to Performance Shares will be determined in accordance with this Section 7.

(a)    The Committee will make an appropriate and proportionate adjustment to the number of Target Performance Shares granted under this Award if:

(i)    The outstanding shares of Common Stock are increased or decreased, as a result of merger, consolidation, sale of all or substantially all of the assets of the Company, reclassification, stock dividend, stock split, reverse stock split with respect to such shares of Common Stock or other securities, or

(ii)    Additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities.

(b)    The Committee may make an appropriate and proportionate adjustment in the number of Target Performance Shares granted under this Award if the outstanding shares of Common Stock are increased or decreased as a result of a recapitalization or reorganization not included within Section 7(a) above.

8.    Deferral of Distribution. A Participant may elect to defer the conversion of Performance Shares granted under this Award into Common Stock and the issuance of such Common Stock with respect thereto to a time later than that provided under Section 5(b). The Participant must file such election with the Committee at least 12 months prior to the date provided under Section 5(b) that such Performance Shares are scheduled to be converted into Common Stock and issued to the Participant. The Participant must specify in the election the date on which the Performance Shares granted under this Award will be converted to Common Stock and issued to Participant. The date elected must be at least five (5) years later than the date on which the Performance Shares would have been converted to Common Stock and issued to the Participant under Section 5.

9.    Tax Withholding.

(a)    In order to comply with all applicable federal, state, and local tax withholding laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, and local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant are withheld or collected from Participant.

(b)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant's federal, state, and local tax obligations and the Company's withholding obligation arising from the receipt of, or the lapse of restrictions relating to, the Performance Shares, by any of the following means or by a combination of such means set forth below. If the Participant fails to notify the Company of his or her election before the sixtieth (60th) day following the last day of the Performance Period, the Company will withhold shares of Common Stock as described in Section (ii), below.

(i)    Tendering a payment to the Company in the form of cash, check (bank check, certified check or personal check) or money order payable to the Company;

(ii)    Authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the Participant a number of such shares having a Fair Market Value as of the date that the amount of the tax to be withheld is to be determined (the "Tax Date) less than or equal to the minimum amount of the Company's withholding tax obligation; or

(iii)    Delivering to the Company unencumbered shares of Common Stock already owned by Participant having a Fair Market Value, as of the Tax Date, less than or equal to the minimum amount of the Company's withholding tax obligation. Any shares of Common Stock already owned by Participant referred to in this Section (iii) must have been owned by Participant for no less than six (6) months prior to the date delivered to the Company if such shares of Common Stock were acquired upon the exercise of an Option or upon the vesting of Restricted Stock or other Restricted Stock units.

The Company will not deliver any fractional share of Common Stock but will round the number of shares issued up or down to the nearest number of full shares. Participant's election must be made on or before the Tax Date.

10.    Miscellaneous.

(a)    Neither this Award nor the Plan confers on Participant any right with respect to the continuance of employment by the Company or any Subsidiary, nor will there be a limitation in any way on the right of the Company or any Subsidiary by which Participant is employed to terminate his or her employment at any time.

(b)    The Participant agrees that, this Award and any Performance Shares and shares of Common Stock issuable pursuant to this Award Agreement shall be subject to forfeiture and adjustment as provided in the "Restatement," "Solicitation of Employees" and "Engaging in Competition" set out below;

(i)Restatement. In the event of a restatement of the Company's consolidated financial statements for any interim or annual period ("Restatement"), the Committee may determine that the Award exceeds the amount that would have been awarded or received had the Restatement been known at the time of the original Award or at the time of vesting of any Performance Shares. In the event that the Committee makes such a determination, the Company shall have the right: (i) in the instance of a Participant whose misconduct or violation of a Company policy causes such Restatement ("Cause"), to terminate, require forfeiture of, or adjust any Awards made to Participant and to require the repayment of any Actual Performance Shares and any Award or on any Actual Performance Shares, realized within twelve (12) months of the Restatement and; (ii) in the instance where a Participant is an officer subject to Section 16 of the Securities and Exchange Act of 1934, and without regard to whether such Participant caused the Restatement, to adjust any vested or unvested Award made during the period covered by the Restatement to reflect the impact of the Restatement. Both the cause and the amount of adjustment and/or repayment shall be determined by the Committee in its sole discretion and its decision shall be final and binding upon the Participant(s).

(ii)Solicitation of Employees. In the event Participant solicits an employee of the Company for employment or other similar relationship with another employer during the Restricted Period, the Committee shall have the discretion to (i) forfeit this Award and/or (ii) forfeit any vested Award for which Actual Performance Shares have not been issued and/or (iii) to require repayment or return of any Actual Performance Shares. The occurrence of solicitation and amount of repayment shall be determined by the Committee in its sole discretion.

(iii)Engaging in Competition. In the event Participant or any [Affiliate] of Participant during the Restricted Period, directly or indirectly, either for Participant or for any other person or entity directly or indirectly engages in Competition with the Company anywhere in the world in which the Company then transacts business or solicit or attempt to solicit any person or entity who is or has been either a customer of the Company at any time during the Restricted Period to purchase Competing Products from any person or entity (other than the Company) or a customer, supplier, licensor, licensee or other business relation of the Company at any time during the Restricted Period to cease doing business with the Company, then the Committee will have the right to (i) terminate this Award (ii) to forfeit any vested Award for which Actual Performance Shares have not been issued and/or (iii) to require repayment or return of any Actual Performance Shares.

(iv)Participant agrees that any violation of Section 10(b)(ii) and/or (iii) would be highly injurious to the Company and would cause irreparable harm to the Company and also that the territorial, time and scope limitations set forth in Section 10(b)(ii) and (iii), are reasonable and are properly required for the protection of the Company and in the event that any such territorial, time or scope limitation is deemed to be unreasonable, by a court of competent jurisdiction, the Company and Participant agree, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

(v)    The following definitions apply to this Section 10:

"Affiliate" means and includes any person or entity which controls a party, which such party controls or which is under common control with such party.

"Competing Business" means a business which engages or is making plans to engage, in whole or in part, in the manufacturing, marketing, distribution or sale of products which are competitive with any products manufactured, distributed, marketed or sold by the Company during the Restricted Period.

"Competing Products" means products manufactured by a Competing Business.

"Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

"Restricted Period" means the period of the Participant's employment with the Company, the balance if any of the Performance Period after the Participant's termination of employment and a period of two consecutive years after the Employee's termination of employment due to Retirement.

(c)     The Company will not be required to deliver any shares of Common Stock upon vesting of any Performance Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(d)    An original record of this Award Agreement and of the Participant's acceptance and acknowledgement will be held on file by the Company. This Award Agreement and the Participant's acknowledgement may be made either paper or electronic format as specified by the Company. To the extent there is any conflict between the terms contained in this Award Agreement and the terms contained in the original held by the Company, the terms of the original held by the Company will control.
(e)    The Committee shall have full and exclusive discretionary power to make such adjustments and interpretations of this Award and the definition of EBITDA as it may deem necessary and proper. Such adjustments or interpretations shall be binding on the Participant.

11.    Section 409A Compliance. To the extent applicable, it is intended that this Award Agreement comply with the provisions of Section 409A of the Internal Revenue Code ("Section 409A"). This Award Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Award Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A). If any payments under this Award Agreement constitute nonqualified deferred compensation subject to the requirements of Section 409A and are payable upon a termination of the Participant's employment, then all such payments shall be made only upon a "separation from service" within the meaning of Section 409A, and for purposes of determining the timing of such payments, Participant's termination shall not be considered to occur until he or she has incurred such a separation from service.

HERMAN MILLER, INC.

By___________________

Its________________________

ACCEPTANCE AND ACKNOWLEDGEMENT

I accept the Award described herein and in the Plan, acknowledge receipt of a copy of this Award Agreement and the Plan Prospectus, and acknowledge that I have read them carefully and that I fully understand their contents.

PARTICIPANT

Dated

7-20-12 final